Exhibit 10.1

THIS AMENDMENT is made as of the 9th day of December, 2015

BETWEEN:

LYNDEN ENERGY CORP. a company duly continued under the laws of British Columbia having an office at 888 Dunsmuir Street, Suite 1200, Vancouver, British Columbia, V6C 3K4

(the “Company”)

AND:

COLIN WATT, of 4380 Locarno Crescent, Vancouver, British Columbia, V6R 1G3

(the “Executive”)

(collectively, the “Parties”)

WHEREAS:

A.	the Parties entered into an agreement dated January 1, 2013 (the “Management Agreement”) to set out the terms by which the Executive provides services to the Company; and

B.	the Parties wish to amend the Management Agreement as provided herein.

THIS AMENDMENT WITNESSES that the parties agree to amend the Management Agreement as follows:

1.	Pursuant to section 1.3, the term of the Management Agreement is extended to September 30, 2016.

2.	Section 2.1 of the Management Agreement is deleted and replaced with the following:

“2.1 Monthly Billing. The Company will pay the Executive a salary, before statutory deductions, of $13,917 (CDN) per month, in arrears, on the final business day of each month which the Executive directs be paid to his wholly owned corporation, Squall Capital Corp. In addition, the Company acknowledges that Squall Capital Corp. and the employees thereof, who work on a full time basis for the Company, will continue to provide monthly administrative and support services to the Company on a cost recovery basis. The monthly billings of Squall Capital Corp. for the monthly administrative and support services will not exceed $16,500 (CDN) per month without approval of the Board.”

3.	Except as modified herein, all other provisions of the Management Agreement shall remain unchanged.

4.	This Amendment may be executed in counterparts and delivered by e-mail or by fax, each of which shall be deemed to be an original and both of which shall constitute the same document.

IN WITNESS WHEREOF the parties have executed this Amendment as of the date first above written notwithstanding its actual date of execution.

LYNDEN ENERGY CORP. by its authorized signatory:

/s/ Ronald G. Paton
RONALD G. PATON /s/ Colin Watt
COLIN WATT